UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MDU COMMUNICATIONS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter) ______________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies: Not Applicable

(2) Aggregate number of securities to which transaction applies: Not Applicable

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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	(4)	Proposed maximum aggregate value of transaction: Not Applicable

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.: Not Applicable

	(3)	Filing Party: Not Applicable

	(4)	Date Filed: Not Applicable

MDU COMMUNICATIONS INTERNATIONAL, INC.
60-D Commerce Way
Totowa, New Jersey 07512
Tel: (973) 237-9499
Fax: (973) 237-9243

May 25, 2007

Dear Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of MDU Communications International, Inc. to be held at 10:00 a.m. (EST) on Tuesday, June 26, 2007, at 60-D Commerce Way, Totowa, New Jersey 07512.

        In addition to the items set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, we will report on current activities and will provide you with an opportunity to discuss matters of interest to you as a stockholder.

        We sincerely hope that you will be able to attend our Annual Meeting. However, whether or not you plan to attend, please sign, date, and promptly return the enclosed proxy to us to ensure that your shares are represented.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in MDU Communications International, Inc.

Sincerely,
Sheldon Nelson Chairman of the Board and Chief Executive Officer

MDU COMMUNICATIONS INTERNATIONAL, INC.
60-D Commerce Way
Totowa, New Jersey 07512

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The Annual Meeting of Stockholders of MDU Communications International, Inc. (the "Company") will be held at 10:00 a.m. (EST) on Tuesday, June 26, 2007, at 60-D Commerce Way in Totowa, New Jersey for the following purposes:

1. To elect two directors each to a one-year term and one director to a three-year term;

2. To ratify the selection of JH Cohn LLP as the Company's independent public accountants; and

3. To transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on May 15, 2007 are entitled to notice of, and to vote at, the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,
Totowa, New Jersey May 25, 2007	Bradley D. Holmstrom Corporate Secretary

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

MDU COMMUNICATIONS INTERNATIONAL, INC.
60-D Commerce Way
Totowa, New Jersey 07512

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MDU Communications International, Inc. to be voted at our 2007 Annual Meeting of Stockholders to be held at 10:00 a.m. (EST) on Tuesday, June 26, 2007. Stockholders who sign proxies may revoke them at any time before their exercise by delivering a written revocation to our Corporate Secretary, by submission of a proxy with a later date, or by voting in person at the meeting. A written revocation may be delivered by facsimile at (973) 237-9243. These proxy materials are being mailed to our stockholders on or about May 25, 2007.

A copy of our Annual Report for the fiscal year ended September 30, 2006 is being mailed concurrently herewith to all stockholders of record at the close of business on May 15, 2007. The Annual Report does not constitute a part of the proxy solicitation material for the Annual Meeting.

VOTING SECURITIES

Only stockholders of record at the close of business on May 15, 2007 are entitled to vote at the Annual Meeting. The total number of shares of common stock that were issued, outstanding and entitled to be voted on the record date was 51,339,316 shares. Each share of common stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. A majority of those shares shall constitute a quorum, which is necessary for the transaction of business at the Annual Meeting. In accordance with applicable law, the election of directors shall be by a plurality of the votes cast and the approval of all other proposals shall be by a majority of the votes cast. Shares which abstain from voting as to these matters, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to these matters ("broker non-votes"), will be counted for the purpose of establishing the presence or absence of a quorum. Such votes will not affect the election of directors or approval of other matters.

SOLICITATION

We will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of common stock held in their names. We will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to the owners. In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

MDU Communications International, Inc.
Attn: Corporate Secretary
60-D Commerce Way
Totowa, New Jersey 07512
Tel: (973) 237-9499
Fax: (973) 237-9243

Stockholders may also address future requests for separate delivery of proxy statements and/or annual reports by contacting us at the address listed above.

ABOUT THE MEETING

When and where will the meeting be held?

The 2007 Annual Meeting of Stockholders of MDU Communications International, Inc. (together with its subsidiaries, the “Company” or “MDU”) will be held at 10:00 a.m., Eastern Time, on Tuesday, June 26, 2007, at 60-D Commerce Way, Totowa, New Jersey and at any adjournment(s) thereof (the “Annual Meeting”).

Do I need a ticket to attend the Annual Meeting?

No. The Annual Meeting is open to all stockholders or their authorized representatives.

What are the purposes of the Annual Meeting?

You will be asked to consider and vote upon:

•
The election of three directors, two for terms of one year to serve until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed, and one for a term of three years or until the Annual Meeting of Stockholders for that year or until his respective successor has been elected or appointed;

•	To ratify the Audit Committee’s selection of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007; and

•	To consider and act upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if other matters are presented for a vote and you grant a proxy, the persons named as proxy holders, Douglas Hooper and Ted Boyle, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Additionally, if, for any unforeseen reason, any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

How many members of the Company’s Board of Directors are there?

The Company’s Articles and By-Laws provide that the Company’s Board of Directors shall consist of such number of directors from two to twelve as shall be determined by the Board of Directors from time to time. The number of directors is currently set at five, however, there are only four directors currently on the Board and there is one vacancy.

Who is entitled to vote?

Only stockholders of record at the close of business on Tuesday, May 15, 2007, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you owned on that date.

How many votes can be cast by the holders of our common stock?

On May 15, 2007, the Record Date, there were 51,339,316 shares of the Company’s common stock outstanding. The holders of common stock are entitled to one vote for each share held on the Record Date.

How many votes must be present to hold the meeting?

A quorum of the common stock must be present. A quorum is a majority (more than half) of the outstanding shares eligible to vote on the particular matter present at the meeting or represented by proxy.

How many votes are required for the election of directors?

The affirmative vote of a majority of the voting power of the Company’s common stock present or represented and entitled to vote and voting is required to approve the election of the Company’s nominees for election by those shares of stock. At the Annual Meeting, the holders of common stock are entitled to elect three directors.

How many votes are required for the ratification of the selection of the independent registered public accounting firm?

The affirmative vote of a majority of the voting power of the Company’s common stock present or represented and entitled to vote and voting is required for the ratification of the appointment of the Company’s independent registered public accounting firm.

How many votes are required for other matters that may properly come before the meeting?

The affirmative vote of a majority of the voting power of the Company’s common stock present or represented and entitled to vote and voting is required for all other routine business that may properly come before the Annual Meeting or any adjournments.

How do I vote?

You may:

•	Vote by marking, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope;

•	Vote by telephone or Internet; or

•	Vote in person by attending the Annual Meeting. We will distribute written ballots to any stockholder of record who wishes to vote in person at the Annual Meeting.

What if I return my proxy card and don’t vote on a matter listed on it?

If you return a proxy card without indicating your vote, your shares will be voted FOR the director nominees listed on the proxy card, FOR ratification of the selection of the auditors, and in the discretion of the person named in the proxy on any other matters that may be properly brought before the meeting.

Can I change my vote?

Yes. Send in a new proxy card with a later date, cast a new vote by Internet, or send a written notice of revocation to the Company’s Secretary at the address on the cover page of this Proxy Statement. If you attend the Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used. If your shares are held through a broker, bank or other institution in “street name”, you will need to obtain a proxy form from the institution that holds your shares.

What does it mean if I receive more than one proxy card?

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please sign, date, and return all cards you receive. Only your latest dated proxy for each account will be voted.

Will my shares be voted if I do not sign and return my proxy card?

They could be. If your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares, your broker or nominee may either use its discretion to vote your shares or leave your shares unvoted. If your shares are held in street name, your broker, bank, or nominee will include a voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares by returning your proxy card to your nominee and contact the person responsible for your account to ensure that a proxy card is voted on your behalf.

Who will act as inspector of election?

A representative of Corporate Stock Transfer, our transfer agent, will act as inspector of election at the 2007 Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election. The inspector will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed, and not revoked, or by shares voted on the Internet, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card that is returned signed but not marked will be voted FOR each of the Director nominees, FOR the ratification of the Audit Committee’s selection of JH Cohn LLP as the Company’s independent registered public accounting firm, and as the proxy holder deems desirable for any other matters that may properly come before the Annual Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

What are abstentions and broker non-votes?

Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the existence of a quorum. Abstentions are not counted in tabulations of the votes cast on stockholder proposals presented. Broker non-votes will not be counted as votes for or against such proposal. A broker non-vote occurs when a nominee holding shares for a beneficial owner expressly does not vote on a particular matter because the nominee does not have discretionary voting power with respect to the matter and has not received instructions from the beneficial owner.

Who is soliciting my vote?

Your vote is being solicited by and on behalf of the Company’s Board of Directors.

How will my vote be solicited?

Proxies will be solicited by the use of the mails and may also be solicited personally, or by telephone, telecopy or telegram, by directors, officers and employees of the Company. No directors, officers or employees of the Company will receive additional compensation for soliciting proxies.

The Company will (i) request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries as record holders to forward the solicitation materials to the beneficial owners of the Company’s common stock, (ii) furnish the number of copies necessary for these record holders to supply the materials to the beneficial holders, and (iii) reimburse the reasonable forwarding expenses incurred by these record holders.

Who pays for the solicitation of my vote?

The Company pays the costs of soliciting your vote, including the costs of preparing, printing and mailing the proxy materials. None of our officers or employees will receive any extra compensation for soliciting you.

When will this Proxy Statement be sent to stockholders?

This Proxy Statement is first being sent to stockholders on or about May 26, 2007. A copy of the Company’s Annual Report, which contains financial statements for the year ended September 30, 2006, has also been enclosed in the same mailing with this Proxy Statement.

Can I access the Company’s proxy materials and annual report electronically?

This Proxy Statement and the Company’s 2006 Annual Report are available on its Internet web site at www.mduc.com.

What is “householding” and how does it affect me?

The SEC has adopted a rule concerning the delivery of annual reports and proxy statements that permits the Company, with your permission, to send a single set of these proxy materials to any household at which two or more stockholders reside if the Company believes they are members of the same family. A separate proxy card would still be mailed to each stockholder at the same address. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. The Company has instituted this procedure.

Some brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this Proxy Statement or our 2006 Annual Report, or wish to receive separate copies of any annual report and proxy statement in the future, or wish to revoke your decision to household. These options are available to you at any time.

DIRECTORS AND OFFICERS

Our current directors and officers are as follows:

Name	Age	Position
Sheldon Nelson (3)	45	President, Chief Executive Officer, Chairman of the Board
Douglas Hooper (1)(3)	46	Director, Chairman of Audit Committee, Chairman of Corporate Governance Committee
J.E. “Ted” Boyle (2)	60	Director, Chairman of Compensation Committee
Carolyn Howard (1)(2)	43	Director
Patrick Cunningham	38	Vice President of Sales and Marketing
Carmen Ragusa, Jr.	58	Vice President of Finance and Administration
Joe Nassau	50	Vice President of Operations
Bradley Holmstrom	42	General Counsel, Corporate Secretary

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Corporate Governance and Nominating Committee

PROPOSAL 1:
ELECTION OF DIRECTORS

The Board of Directors is divided into three classes serving staggered three-year terms. For this proposal, we are planning to elect three directors to two of the three classes. The first class consists of two directors to each serve a term of one year, the second class consists of one director who was previously elected to serve a term of three years, and the third class consists of one director to serve a term of three years. Each director will hold office until the first meeting of stockholders immediately following expiration of his or her term of office and until their successor is elected and qualified or until a director's earlier resignation or removal.

J.E. “Ted” Boyle and Douglas Hooper's terms as a Board members expire as of this Annual Meeting. Both Board members have expressed an interest in each serving one additional year. Mr. Boyle and Mr. Hooper will each stand for election to one year terms expiring in 2008.

Carolyn Howard was previously elected to a three year term that does not expire until 2009.

Sheldon Nelson's term as a Board member expires as of this Annual Meeting. Mr. Nelson will stand for election to a three year term expiring in 2010.

Information About Directors. The names of the current Directors and the year in which each first became a director of the Company, their principal occupations and certain other information are as follows:

Terms Expiring 2008

Douglas G. Hooper, 46, joined the Board of Directors in May 2000. He is currently Executive Chair of Canadian Bioenergy Corporation, a privately owned biodiesel business. Mr. Hooper has also served, from 1997 to present, in many capacities as an acquisitions and finance consultant, with extensive experience as a venture capitalist and mergers and acquisition specialist in the mineral exploration, industrial processing and software industries. He was President and CEO of Sand River Resources Ltd. from 1995 to 1997. Mr. Hooper was a founder and President of TelSoft Mobile Data Inc. from 1992 to 1995, now Mobile Data Solutions, Inc., a wireless communications software company. In that position, he developed and implemented corporate strategy and was responsible for raising capital, strategic alliances and mergers and acquisitions.

John Edward "Ted" Boyle, 60, joined the Board of Directors in May of 2000. He is currently the Vice-President of Corporate Development of Cable Bahamas, in Nassau. From 2002 to 2004 he was President of the cable division of 180 Connect Inc., North America's largest cable and satellite installation and service contractor. From 1998 to 2001 he was the President and CEO of Multivision (Pvt.) Ltd., the cable television provider for Sri Lanka. From 1996 -1997, Mr. Boyle was the President and CEO of PowerTel TV, a Toronto based digital wireless cable company. As founding President and CEO of ExpressVu Inc. (1994 -1996), Mr. Boyle was responsible for taking Canada's first Direct-to-Home satellite service from inception to launch. Prior to 1994, Mr. Boyle held executive positions with Tee-Comm Electronics, Regional Cablesystems and Canadian Satellite Communications (Cancom). As the founding officer of Regional Cablesystems at Cancom, and later as Vice-President of Market Development at Regional, he led the licensing and construction or acquisition of over 1000 Canadian and American cable systems.

Term Expiring in 2009

Carolyn C. Howard, 43, accepted appointment to the Board of Directors in July 2005 and is serving on the Company’s Audit Committee as the independent financial expert. Ms. Howard has been employed by Howard Interests since 1987, a venture capital firm, of which she is a co-founder and manager. Prior to that, Ms. Howard owned and managed a personnel and staffing firm and held a position in banking with a focus on Fannie Mae/Freddie Mac lending. Additionally, she has held positions with securities firms trading and covering institutional accounts. In 1992 through 1997, she acted as CEO and COO of one of New Hampshire’s largest food service and bottled water companies. In 1997, she sold the company to Vermont Pure Springs, Inc., a publicly traded company. Ms. Howard also sits on the board and chairs the audit committee of Video Display Corporation, (VIDE) a publicly traded company. In February 2005, she was named Treasurer to the Jaffrey Gilmore Foundation, a New Hampshire non-profit organization for the arts.

Term Expiring in 2010

Sheldon B. Nelson, 45, has served as Chief Executive Officer and Chairman of the Board of the Company since November 1998. From 1983 to 1998 he was President of 4-12 Electronics Corporation, a provider of products and services to the Canadian satellite, cable, broadcasting and SMATV industries. In addition to his day-to-day responsibilities during his tenure at 4-12 Electronics, Mr. Nelson developed that company into one of Canada’s largest private cable system operators. Mr. Nelson is a 1983 graduate of Gonzaga University in Spokane, Washington where he graduated from the School of Business Administration, Magna cum Laude, and was the recipient of the School of Business Administrations’ Award of Excellence.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. BOYLE, HOOPER AND NELSON TO THE BOARD OF DIRECTORS.

CURRENT BOARD OF DIRECTORS AND COMMITTEES

Audit Committee.    Current members of the Audit Committee are Mr. Hooper and Ms. Howard. Ms. Howard qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission. All members of the Audit Committee are "independent” as defined by Rule 4200 of the National Association of Securities Dealers. The Board of Directors has adopted a charter to govern the Audit Committee. The Audit Committee met four times during the fiscal year ended September 30, 2006, for approval and filing of the Company's reports and other matters.

Compensation Committee.    Current members of the Compensation Committee are Ms. Howard and Mr. Boyle. The function of the Compensation Committee is to consider and propose executive compensation policies and submit reports to the Board of Directors recommending compensation to the Company's executive officers. It also administers the Stock Option Plan and the Employee Stock Purchase Plan. The Compensation Committee met twice during the fiscal year ended September 30, 2006. Neither Ms. Howard nor Mr. Boyle is or has been an officer or employee of the Company or any of its subsidiaries. In addition, there are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and directors who serve as executive officers of such entities. The Board of Directors has adopted a charter to govern the Compensation Committee.

CORPORATE GOVERNANCE

Corporate Governance and Nominating Committee. Current members of the Corporate Governance and Nominating Committee are Mr. Hooper and Mr. Nelson. The Corporate Governance and Nominating Committee has the responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board of Directors has adopted a charter to govern the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met twice during the fiscal year ended September 30, 2006.

Communications with Directors.     You may communicate with our directors, individually or as a group, by contacting our corporate secretary or the presiding director. The contact information is maintained on the Investor page of our website at www.mduc.com. The current contact information is as follows:

MDU Communications International, Inc.
Attn: Corporate Secretary
60-D Commerce Way
Totowa, New Jersey 07512
Tel: (973) 237-9499
Fax: (973) 237-9243

All such communications will be forwarded to the relevant director(s) except for solicitations or other matters not related to our Company.

Director Attendance at Meetings and Annual Meeting of Stockholders.     We have a policy regarding Board member attendance at regular meetings and our Annual Meeting of Stockholders. All Board members are expected to attend our Annual Meeting of Stockholders and to attend 75% of all regular board and committee meetings. All of the then-current board members attended the last Annual Meeting of Stockholders. During the fiscal year ended September 30, 2006, there were four regularly scheduled meetings and four conference calls of the Board of Directors. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees on which the director served.

Nomination of Directors.     Our Board has a Corporate Governance and Nominating Committee (“Governance Committee”) and has adopted a charter of corporate governance principles. Current members of the Governance Committee are Mr. Hooper and Mr. Nelson. Mr. Steve Cox retired from the Board and the Governance Committee in November of 2006.

The Governance Committee serves as the Nominating Committee and such responsibility is captured in its charter. The Governance Committee is responsible for identifying and recommending candidates to fill vacancies on the Board as such vacancies occur, as well as the slate of nominees for election as directors by the stockholders at each annual meeting of stockholders. The Governance Committee is responsible for reviewing annually and making recommendations to the Board as to whether each non-management director is independent as defined by Rule 4200 of the National Association of Securities Dealers and otherwise qualified in accordance with applicable law or regulation. The Governance Committee also reviews the continuing qualifications of incumbent directors, including any changes to a director's primary activity. The Governance Committee evaluates annually the performance of the Governance Committee and the Board as a whole, ensuring we have the best management processes in place to run the Company legally, ethically and successfully in order to increase the value of all assets.

Consideration of nominees.     The Governance Committee considers the appropriate balance of experience, skills and characteristics that best suits our needs and the needs of our stockholders when considering nominees. The Governance Committee has not developed a long-term Board succession plan to ensure that the appropriate balance is maintained. The Governance Committee is committed to nominating candidates that are independent as defined by Rule 4200 of the National Association of Securities Dealers. The Governance Committee also seeks to ensure that the Company retains and maintains a qualified "audit committee financial expert" under the SEC's rules.

Qualifications of nominees.     The Governance Committee seeks director candidates with the following qualifications:

•
an understanding of business and financial affairs and the complexities of a business organization. Although a career in business is not essential, the nominee should have a proven record of competence and accomplishments through leadership in industry, education, the professions or government and should be willing to maintain a committed relationship with the Company as a director;

•	a genuine interest in representing all of the stockholders and the interest of the Company overall;

•	a willingness and ability to spend the necessary time to function effectively as a director;

•	an open-minded approach to matters and the resolve to make up their own minds on matters presented for consideration;

•	a reputation for honesty and integrity beyond question; and

•	independence as defined by Rule 4200 of the National Association of Securities Dealers and qualifications otherwise required in accordance with applicable law or regulation.

Stockholder nominations.     The Governance Committee generally does not, at this time, consider written recommendations from stockholders for director nominations.

Identification and evaluation of nominees.     The Governance Committee identifies candidates who meet the qualifications for selection as a nominee and possess the specific experience, skills and characteristics being sought based on input from board members and others. In evaluating director candidates, regardless of the source of the nomination, the Governance Committee will consider; the current composition of the Board as a whole; the requisite characteristics of each candidate; and the performance and continued tenure of incumbent board members.

Affirmative Determination Regarding Director Independence and Financial Expert. The Board has determined that each of the following directors is an independent director under the NASD and Nasdaq rules; Doug Hooper, J.E. “Ted” Boyle and Carolyn Howard. The Board has also determined that Carolyn Howard meets the qualifications of an audit committee financial expert.

Compensation of Directors. Each director who is not an employee or full time consultant of the Company is paid $1,000 per month and an attendance fee of $1,000 per meeting, plus out-of-pocket expenses for each Board or committee meeting attended. Ms. Howard also receives an additional $3,000 per year for her work as the financial expert on the Company’s Audit Committee.  In 2000, Messrs. Boyle and Hooper each received a five-year option to purchase 100,000 shares of common stock as compensation for two years of Board service. These options were at an exercise price of $0.33 per share and have been exercised.  In 2004, Messrs. Boyle and Hooper each received additional five-year, fully-vested options to purchase 100,000 shares of common stock as additional compensation for two additional years of Board service. These options are at an exercise price of $1.28 per share.  In the fiscal year ending September 30, 2005, Mr. Cox and Ms. Howard were each granted a five-year option to purchase 100,000 shares of common stock as additional compensation for two years of Board service. These options are currently priced at $1.83 per share. In lieu of additional options as compensation for Messrs. Boyle and Hooper’s continued service on the Board, they were each approved a grant of 20,000 shares of common stock for their service from May 2005 through May 2006 and 20,000 shares of common stock for their service from May 2006 through May 2007. These shares have not yet been issued.

The table below sets forth, for each non-employee director, the amount of cash compensation paid and the number of stock options or shares received for his or her service during fiscal 2006:

Non-Employee Director	Cash ($)	Stock Awards		Stock Options Number		Exercise Price ($)	Grant Date

Doug Hooper	13,000	20,000	(3)	-
J.E. “Ted” Boyle	13,000	20,000	(3)	-
Carolyn Howard	16,000	-		50,000	(2)	1.83	7/21/05
Steve Cox(1)	13,000	-		50,000	(2)	1.83	7/21/05

(1)	Mr. Cox retired from the Board of Directors in November 2006.

(2)	Granted in Fiscal 2005 for service in Fiscal 2006.

(3)	Shares not yet issued.

Audit Committee Report:

The primary focus of the Audit Committee is to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (2) review and appraise the audit efforts of the Company's independent accountants; (3) evaluate the Company's quarterly financial performance as well as its compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies and business practices; and (5) provide an open avenue of communication among the independent accountants, financial and senior management, counsel and the Board of Directors.

Dour Hooper is current Chair of the Audit Committee and other members include Carolyn Howard. Each of Ms. Howard and Mr. Hooper meet the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership. Ms. Howard meets Nasdaq’s financial knowledge and sophistication requirements and has been determined by the Board of Directors to be an “audit committee financial expert” under Sarbanes-Oxley regulations. The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2006 with the Company's management. The Audit Committee has discussed with J.H. Cohn LLP, the Company's independent public accountants, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from J.H. Cohn LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of J.H. Cohn LLP with that firm. Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Douglas Hooper (Chair) Carolyn Howard

Corporate Governance and Nominating Committee Report:

During fiscal 2006, Messrs. Hooper, Nelson and Cox served on the Corporate Governance and Nominating Committee, with Mr. Cox initially serving as Chair. In November 2006, Mr. Cox retired from the Board and Mr. Hooper became Chairman. Mr. Cox and Mr. Hooper have been affirmatively determined by the Board of Directors to be “independent directors.”

The Corporate Governance and Nominating Committee is responsible for developing and implementing policies and procedures that are intended to constitute and organize appropriately the Board of Directors to meet its fiduciary obligations to the Company and its shareholders on an ongoing basis. Among its specific duties, the Committee makes recommendations to the Board of Directors about the Company’s corporate governance processes, assists in identifying and recruiting candidates for the Board, makes recommendations to the Board regarding the membership and chairs of the Board’s committees, oversees the annual evaluation of the effectiveness of the organization of the Board and of each of its committees, periodically reviews the type and amount of Board compensation for Independent Directors, makes recommendations to the full Board regarding such compensation and reviews its charter at least annually to assess whether updates or revisions are appropriate.

The Corporate Governance Committee has reviewed and discussed the Corporate Governance discussion and analysis set forth above with our management. Based on this review and discussion, the Corporate Governance Committee has recommended to our Board of Directors that this discussion be included in this annual proxy statement on Schedule 14A.

Respectfully submitted,

Doug Hooper (Chair) Sheldon Nelson

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information with respect to beneficial ownership of our outstanding common stock (only outstanding voting security) as of May 12, 2007 by each person or group known to the Company to be the beneficial owner of more than 5% of the Company’s common stock based upon Forms SC 13G and Forms SC 13G/A filed with the Securities and Exchange Commission:

Name and Address of Beneficial Owner of Common Stock	Amount and Nature of Beneficial Ownership	Percent of Class
Capital Group International, Inc. and Capital Guardian Trust Co. 11100 Santa Monica Blvd., Los Angeles, CA 90025	7,564,490	15.0%

SC Fundamental, et. al. 747 Third Ave., New York, NY 10017	2,863,000	5.7%

Fuller & Thaler, et. al. 411 Borel Ave., Suite 402, San Mateo, CA 94402	1,818,267	3.6%

The following table sets forth information with respect to beneficial ownership of our outstanding common stock (only outstanding voting security) as of December 19, 2006, including; (i) each executive officer named in the Summary Compensation; (ii) each of the Company’s directors, and; (iii) all of the Company’s executive officers and directors as a group:

Name and of Beneficial Owner of Common Stock	Amount and Nature of Beneficial Ownership	Percent of Class
Sheldon B. Nelson [1]	1,999,360	3.7
Tom Tracey [2]	219,136	*
Patrick Cunningham [3]	493,019	1.0
Brad Holmstrom [4]	395,729	0.8
Michael Stanway [5]	209,819	*
Carmen Ragusa, Jr. [6]	184,079	*
Joe Nassau [2]	47,783	*
John Silvers [2]	33,476	*
J.E. (Ted) Boyle [7]	190,000	*
Douglas Hooper [8]	160,000	*
Steve Cox [9]	100,000	*
Carolyn Howard [10]	276,425	0.5
All executive officers and directors as group (10 persons)	4,308,826	8.1	[11]

* less than 0.5%

(1)
Includes 957,016 shares held of record by 567780 BC Ltd., a British Columbia corporation wholly owned by the Sheldon Nelson Family Trust whose trustees are Sheldon Nelson and his sister, Nicole Nelson, 667,433 shares held personally and 375,000 shares subject to options exercisable within the next sixty days.

(2)	Includes shares of common stock only

(3)	Includes 397,186 shares of common stock and 95,833 exercisable options, within the next sixty days, to purchase shares of common stock.

(4)	Includes 226,308 shares of common stock and 168,750 exercisable options, within the next sixty days, to purchase shares of common stock.

(5)	Includes 44,819 shares of common stock and 165,000 exercisable options, within the next sixty days, to purchase shares of common stock.

(6)	Includes 59,079 shares of common stock and 125,000 exercisable options, within the next sixty days, to purchase shares of common stock.

(7)	Includes 50,000 shares of common stock and 100,000 exercisable options purchase shares of common stock and 40,000 shares of common stock to be issued.

(8)	Includes 20,000 shares of common stock and 100,000 exercisable options to purchase shares of common stock and 40,000 shares of common stock to be issued.

(9)	Includes 100,000 exercisable options to purchase shares of common stock.

(10)	Includes 176,425 shares of common stock and 100,000 exercisable options to purchase shares of common stock.

(11)	Based on 52,644,536 shares, which includes 51,243,953 outstanding shares on December 19, 2006, and above mentioned options.

EXECUTIVE COMPENSATION

Compensation Committee Report:

The Compensation Committee establishes and administers the compensation and benefits of the Company’s Chief Executive Officer and, in consultation with the Chief Executive Officer, oversees the compensation and benefits of the executive officers and certain other key employees of the Company. In addition, the Committee reviews from time to time the Company’s compensation structure, long-range plans for executive compensation and approves the quantitative and qualitative goals recommended by the Chief Executive Officer for performance or bonus compensation of other officers.

The Compensation Committee is currently made up of two independent directors, Ms. Howard and Mr. Boyle, Chairman. The Committee is responsible for reviewing and approving all aspects of compensation (defined as base salaries, bonuses and long-term incentives). In meeting this responsibility, the Committee's policy is to ensure that senior executive compensation complies with all applicable rules and regulations, is appropriately competitive in the attraction and retention of talented leaders, and is linked closely to individual performance, Company performance and increases in stockholder value. In addition, the Committee considers the compensation of all levels of employees within the Company in order to provide appropriate context for making compensation decisions at the senior executive levels. The Committee has the authority to retain an independent compensation consultant to provide data, analysis and counsel as necessary. The Committee monitors the performance of the Chief Executive Officer and other senior executives throughout the year, and has final responsibility for determining their compensation levels.

The Committee’s charter provides greater detail on its responsibilities and is reviewed annually. The Committee meets at scheduled times during the year, including from time to time in executive session. Following each Committee meeting, the Chair of the Committee reports to the full Board of Directors.

Executive Compensation Policy

The Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. To that end, it is the view of the Committee that the compensation packages for executive officers should consist of three principal components:

•	annual base salary;

•	annual incentive bonus, the amount of which is dependent on both Company and individual performance during the prior fiscal year; and

•
long-term incentive compensation, currently delivered in the form of stock options and/or bonus grants from the Employee Stock Purchase Plan that are designed to align executive officers’ interests with those of stockholders by rewarding outstanding performance and providing long-term incentives.

Role of Executive Officers in Compensation Decisions

Our CEO is required to provide to the Committee annual reviews of the performance of each named executive officer other than the CEO, whose performance is reviewed by the Committee. In the ordinary course, the CEO will evaluate the executive officers who report directly to him and, with respect to other senior employees, will review their evaluations by their respective supervising officers. The Committee considers these evaluations and the recommendations of our CEO in determining the base salaries, adjustments to base salaries, cash incentive awards and equity-based awards for our named executive officers, other than the CEO. The Committee may exercise its discretion in modifying any recommended adjustments or awards to executives.

The Committee considers the CEO’s recommendations regarding the compensation of such officers on a number of qualitative and quantitative factors including the Company’s performance during the last fiscal year and rates of compensation for similar public and private companies. Specifically, the Committee considered: (i) overall financial, strategic and operational Company performance; (ii) individual performance; (iii) market data; and (iv) certain additional factors within the Committee’s discretion. These factors were generally assigned specific weights.

Annual Incentive Bonus

A key portion of an executive officer’s variable pay is the Company’s bonus plan. The bonus plan rewards executive officers by awarding as a cash or stock (or combination of both) bonus a percentage of the executive’s base salary. The bonus is variable and is based upon the Company’s operating success for the year and individual performance compared against specific goals, among other things. Bonuses range from up to 15% to 25% of the executive’s base salary depending on the level of the executive. After review and discussion with the Chief Executive Officer, the Committee approved his recommendations to the Board of Directors on the payment of bonuses to the executive officers for 2006 performance in the average of 9% of base salary.

Long-Term Incentive Compensation

Long-term performance-based compensation of executive officers takes the form of stock option awards from the 2001 Stock Option Plan and occasional stock awards from the Employee Stock Purchase Plan. The Committee continues to believe in the importance of equity ownership for all executive officers and certain management for purposes of incentive, retention and alignment with stockholders.

In determining the size of stock option and stock grants to executive officers, the Committee bases its recommendations on such considerations as the value of total direct compensation for comparable positions, Company and individual performance against the strategic plan for the prior fiscal year, the number and value of stock options previously granted to the executive officer, the allocation of overall share usage attributed to executive officers and the relative proportion of long-term incentives within the total compensation mix. The Committee made no grants of options during Fiscal 2006.

Compensation of Chief Executive Officer

The Committee’s general approach to the chief executive officer’s compensation is designed to make sure that the Company is compensating him at a level necessary to retain his services and encourage top performance, but without exceeding the level of compensation of comparably qualified individuals at similarly situated companies.

Base Salary. In fiscal 2006, Mr. Nelson’s annualized base salary, which was determined in accordance with the factors described above for all executive officers, was $275,000.

Annual Incentive Bonus. Mr. Nelson’s Annual Incentive Bonus targets up to 100% of his base salary for achievement of certain weighted objective performance goals such as (i) achieving certain financial objectives such as revenue, EBITDA and other key metrics, (ii) reaching certain subscriber growth levels, (iii) maintaining certain performance objectives under the DIRECTV agreement, and (iv) developing strategic initiatives and relationships. Under the terms of the bonus plan, Mr. Nelson earned a bonus of $44,850 for fiscal 2006 based on the achievement of the above objective performance goals.

Long-Term Incentive Compensation. On October 22, 2006, Mr. Nelson was granted stock options to purchase 50,000 shares of Common Stock at an exercise price of $0.75 per share.

Respectfully submitted,

J.E. “Ted” Boyle (Chair) Carolyn Howard

The following table sets forth certain information as of September 30, 2006, regarding compensation paid during each of the Company’s last three fiscal years to our chief executive officer and other executive officers whose total annual salary and bonuses exceeded $100,000 (the “named executive officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus[8]	Other Comp.[2]	Securities Underlying Options (shares, cumulative) [3]
Sheldon Nelson,	2006	$256,718	$26,936	$-0-	1,400,000
Chief Executive Officer	2005	$269,743	$200,000	$-0-	1,400,000
	2004	$200,000	$30,000	$-0-	800,000

Tom Tracey5,	2006	$226,843	$8,221	$6,000	-0-
Chief Operating Officer, Pres.	2005	$82,212 [1]	$35,000	$2,306	500,000

Patrick Cunningham,	2006	$176,374	$3,750	$-0-	450,000
VP of Sales and Business Dev.	2005	$173,070	$45,706	$2,000	450,000
	2004	$160,000	$6,000	$6,000	350,000

Bradley Holmstrom,	2006	$160,818	$33,000	$-0-	425,000
General Counsel	2005	$157,744	$63,907	$-0-	425,000
	2004	$138,900	$10,000	$1,500	325,000

Michael Stanway6,	2006	$116,000	$-0-	$-0-	225,000
VP of Product Engineering	2005	$110,609	$7,875	$-0-	225,000
	2004	$105,600	$-0-	$-0-	225,000

Carmen Ragusa, Jr.,	2006	$160,000	$8,000	$-0-	200,000
VP of Finance and Admin.	2005	$145,006	$10,000	$-0-	200,000
	2004	$54,034 [1]	$-0-	$-0-	100,000

John Silvers7,	2006	$141,215	$-0-	$6,000	9,999 [4]
VP of Operations	2005	$32,307 [1]	$-0-	$1,385	-0-

Joe Nassau,	2006	$142,370	$-0-	$-0-	9,999 [4]
VP of Subscriber Operations	2005	$32,307 [1]	$-0-	$-0-	-0-

(1) Partial year salary.

(2) Auto allowance.

(3) Includes total options granted since commencement of employment, not reduced by exercise.

(4) Share grants.

(5) Mr. Tracey left the Company in September 2007.

(6) Mr. Stanway left the Company in August 2007, but is retained on a consulting basis.

(7) Mr. Silvers left the Company in February 2007.

(8) Year end bonus amounts for Fiscal 2006 are not reflected in the above table as they were paid in Fiscal 2007. These bonus amounts include $44,850 for Mr. Nelson, $15,600 for Mr. Cunningham, $28,400 for Mr. Holmstrom, $14,400 for Mr. Ragusa, $13,000 for Mr. Nassau, and $7,600 for Mr. Silvers.

OUTSTANDING EQUITY AWARDS AT SEPTEMBER 30, 2006

The following table provides a summary of equity awards outstanding at September 30, 2006 for each of our named executive officers:

Executive Officer	Option Expiration Date	Option Exercise Price ($)	Number of Securities Underlying Options (#) Exercisable		Number of Securities Underlying Options (#) Unexercisable
Sheldon Nelson,	10/1/06	$0.33	75,000		0
Chief Executive Officer	2/1/10	3.01	300,000		300,000

Patrick Cunningham,	10/1/06	$0.33	175,000	(1)	0
VP of Sales and Business Dev.	12/5/08	1.35	50,000		0
	2/1/10	2.71	50,000		50,000

Bradley Holmstrom,	10/1/06	$0.33	150,000	(1)	0
General Counsel	12/5/08	1.35	75,000		0
	2/1/10	2.71	50,000		50,000

Carmen Ragusa, Jr.,	6/4/09	$2.05	75,000		25,000
VP of Finance and Admin.	2/1/10	2.71	50,000		50,000

(1)	Includes, respectively, 57,065 shares and 28,527 shares to be surrendered to the Company as a planned cashless exercise.

There were no stock options granted to any executive officers during the fiscal year ended September 30, 2006.

Vice President of Operations, Joe Nassau, has been awarded 10,000 shares of common stock as of September 30, 2006 out of a grant of 40,000 shares in lieu of stock options.

The following table sets forth certain information as of September 30, 2006, regarding the exercise of stock options made during the fiscal year and the valuation of unexercised stock options at September 30, 2006 to named executive officers:

AGGREGATED OPTION EXERCISES
IN FISCAL YEAR ENDED SEPTEMBER 30, 2006 AND YEAR ENDED OPTION VALUES

Executive Officer	Shares Acquired on Exercise	Value of Shares after Exercise on Exercise Date		Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In the Money Options at Fiscal Year End
				Exercisable	Unexercisable	Exercisable	Unexercisable
Sheldon Nelson,	-0-	$0		375,000	300,000	$30,750	$0
Chief Executive Officer

Tom Tracey,	-0-	-0-		-0-	-0-	$0	$0
Chief Operating Officer, Pres.

Patrick Cunningham,	-0-	$-0-		213,768	54,167	$48,353	$0
VP of Sales and Business Dev.

Bradley Holmstrom,	-0-	$-0-		290,213	56,250	$70,300	$0
General Counsel

Michael Stanway,	30,000	$26,700	[1]	165,000	-0-	$67,650	$0
VP of Product Engineering

Carmen Ragusa, Jr.,	-0-	-0-		125,000	75,000	$0	$0
VP of Finance and Admin.

(1)	Value of exercised options at $0.89/share on day of exercise, less exercise price of $0.33/share.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS AT SEPTEMBER 30, 2006

Sheldon Nelson. The Company has a Management Employment Agreement with its Chief Executive Officer, Sheldon Nelson, with a current annual salary of $275,000 terminable by the Company upon four (4) weeks notice and a termination payment equal to twenty-four (24) months salary. Upon a change in control, either party may terminate the Agreement with the Company paying a termination payment equal to thirty-six (36) months salary.

Patrick Cunningham. The Company has a Management Employment Agreement with its Vice President of Sales and Business Development, Patrick Cunningham, with a current annual salary of $185,000 terminable by the Company upon four (4) weeks notice and a termination payment equal to twelve (12) months salary. Upon a change in control, either party may terminate the Agreement with the Company paying a termination payment equal to twenty four (24) months salary.

Brad Holmstrom. The Company has a Management Employment Agreement with its General Counsel, Brad Holmstrom, with a current annual salary of $175,000 terminable by the Company upon four (4) weeks notice and a termination payment equal to four (4) months salary. Upon a change in control, either party may terminate the Agreement with the Company paying a termination payment equal to twelve (12) months salary.

Carmen Ragusa, Jr. The Company has a Management Employment Agreement with its Vice President of Finance and Administration, Carmen Ragusa, Jr., with a current annual salary of $160,000 terminable by the Company upon four (4) weeks notice and a termination payment equal to four (4) months salary. Upon a change in control, either party may terminate the Agreement with the Company paying a termination payment equal to twelve (12) months salary.

Certain Relationships And Related Transactions

On October 15, 2006, the Company entered into a Consulting Agreement with Howard Interests for business advisory services, the principal of which is the spouse of Board member Carolyn Howard. The Consulting Agreement is a six month agreement, with options for renewal, and a monthly payment required of $5,000.

Compensation Committee Interlocks and Insider Participation

During 2006, the members of the Compensation Committee were Ms. Howard and Mr. J.E. “Ted” Boyle. No member of our Compensation Committee or any executive officer of the Company or any of its subsidiaries has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. No Compensation Committee member is an officer or employee of the Company or any of its subsidiaries or was formerly an officer of the Company. None of our executive officers have served as members of a compensation committee or a board of directors of any other entity that has an executive officer serving on the Compensation Committee of our Board of Directors or as a member of our Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of the Common Stock, to file with the SEC initial reports of beneficial ownership (“Forms 3”) and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company (“Forms 4”). To the Company’s knowledge, no one beneficially owns more than 10% of the Common Stock. Directors, executive officers and greater than 10% shareholders of the Company are required by SEC rules to furnish to the Company copies of all Section 16(a) reports that they file. The Company files Section 16(a) reports on behalf of its directors and executive officers to report their initial and subsequent changes in beneficial ownership of Common Stock. To the Company’s knowledge, based solely on a review of the reports filed on behalf of its directors and executive officers by the Company and written representations from such persons that no other reports were required, all Section 16(a) filing requirements applicable to its directors and executive officers were complied with for fiscal 2006.

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected JH Cohn LLP as independent public accountants for the Company for the fiscal year ending September 30, 2007. JH Cohn is one of the 25 largest accounting firms in the United States with a professional staff of over 400. JH Cohn's main office is based in the New Jersey area. Although not required to be voted upon by the stockholders, the Board of Directors deems it appropriate for the selection to be submitted for ratification by the stockholders. If the stockholders do not ratify the selection of JH Cohn LLP, the selection of other independent public accountants will be considered by the Board of Directors, although the Board of Directors would not be required to select different independent public accountants for the Company. The Board of Directors retains the power to select another firm as independent public accountants for the Company to replace a firm whose selection was ratified by the stockholders in the event the Board of Directors determines that the best interest of the Company warrants a change of its independent public accountants. A representative of JH Cohn LLP will be available at the Annual Meeting to respond to appropriate questions from stockholders.

JH Cohn LLP has served as the Company's Principal Accountant since January 1, 2002. Their fees billed to the Company for the past two fiscal years are set forth below:

	Fiscal year ended September 30, 2006	Fiscal year ended September 30, 2005
Audit Fees	$124,299	$148,417
Audit Related Fees	—	—
Tax Fees	$49,599	23,612
All Other Fees	$—	$—

As of September 30, 2006, the Company's Audit Committee did not have a pre-approval policy for the fees of the principal accountant. It is in the process of adopting such a policy.

The Audit Committee’s policy is to pre-approve all auditing and permitted non-audit services other than deminimus non-audit services as defined in Section 10A(i)(1) of the Exchange Act which will be approved prior to the completion of the registered public accounting firm’s audit. The Audit Committee has reviewed summaries of the services provided and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of J.H. Cohn LLP.

Ratification of the selection of JH Cohn LLP requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote at the Annual Meeting. Abstention and broker non-votes will be counted for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

THE BOARD OF DIRECTORS HAS APPROVED THE APPOINTMENT OF JH COHN LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR FISCAL YEAR 2007 AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE APPOINTMENT.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the Securities and Exchange Commission, stockholder proposals intended for inclusion in next year's Proxy Statement must be directed to the Corporate Secretary at MDU Communications International, Inc., 60-D Commerce Way, Totowa, New Jersey 07512 and must be received by November 1, 2007. Any stockholder proposal for next year's annual meeting submitted after November 1, 2007 will not be considered filed on a timely basis. For proposals that are not timely filed, we retain discretion to vote proxies we receive. For proposals that are timely filed, we retain discretion to vote proxies we receive, provided that (i) we include in our Proxy Statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a Proxy Statement.

OTHER BUSINESS

As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the Annual General Meeting. If any other business requiring a vote of the stockholders should come before the meeting, the persons named in the enclosed form of proxy will vote or refrain from voting in accordance with their best judgment.

By Order of the Board of Directors,
Bradley D. Holmstrom Corporate Secretary

Totowa, New Jersey
May 25, 2007